BASIC LEASE
INFORMATION______________________________________________________


Date:                  February 24, 1998

Landlord:              James Ratto, dba 815 Fifth Street

Tenant:                Sonoma National Bank

Premises:              815 Fifth Street - SU 100, Santa Rosa, CA
                       First Floor consisting of approximately
                       8047 Square Feet

Type of Lease:         Full Service excepting janitorial services

Use:                   General Office and Professional Use

Term:                  Six years, three and one-half months
                       (Termination Date: August 15, 2004)

Renewal Option:        One five (5) year option

Commencement Date:     May 1, 1998

Initial Base Rent:     Monthly:    $  12,875.00
                       Annually:   $154,500.00

Operating Expenses:    Tenant's Percentage Share - 53.2%
                       Base Year -First twelve (12) months of occupancy

Security Deposit:      $12,875.00

Real Estate Broker:    Keegan & Coppin Company, Inc.

Address for Notices:   Landlord:    c/o Bart Van Voorhis
                                    P.O. Box 30, Kenwood, CA 95452

                       Tenant:      c/o Deborah Meekins - President
                                    801 Fourth Street,
                                    Santa Rosa, CA  95404


Tenant Improvements:   Per attached space plan

Exhibits:              A (Premises), B (Rules), C (Utilities), Addendum


Signatures:

TENANT:                            LANDLORD:

Sonoma National Bank                         James Ratto

______________________________     __________________________________
By:                                By:

______________________________
By:






ADDENDUM TO LEASE

This Addendum to Lease ("Addendum") shall constitute part of that certain Lease ("Lease"), dated as of February 1, 1998, between Sonoma National Bank as Tenant and James Ratto as Landlord. The terms of this Addendum shall be incorporated in the Lease for all purposes.

1. Existing Loan Office Premises: Landlord agrees to assume Tenant's lease obligations in the space currently occupied by Tenant's loan office at 755 4th Street, Santa Rosa, CA from the Commencement Date through the term of the lease for those premises.

2. Tenant Improvements: Landlord shall construct Tenant's interior improvements to building standards in accordance with the floor plan attached hereto as Exhibit A, including architectural fees, building permit fees, and all physical improvements, alterations, additions and/or interior modifications constructed according to the plan. Increased construction costs resulting from any changes and/or additions to Exhibit A and/or building standards shall be paid for by Tenant.

3. Use Permit: Landlord shall obtain a use permit from the City of Santa Rosa on behalf of Tenant for the use stated herein. Tenant shall cooperate with Landlord as reasonably necessary to obtain this use permit.

4. Disclosures: See attached Standard Lease Disclosure Addendum and Leasing Disclosure Regarding Real Estate Agency Relationship. Keegan & Coppin Company, Inc. is acting as a dual agent in this transaction.

5. Area Measurement: Tenant has reviewed and approves the system of measurement defining the rentable and usable square footage of the Premises.

6. Signage: Landlord will provide at his cost lobby directory and suite entrance door signage. Tenant may install their company name on the facade of the building above the Fifth Street entrance in accordance with the sign program currently under development by Scott Architectural Graphics.

7. Option to Extend.

a. Terms of the Option. Provided that Tenant is not in default under this Lease at the time of exercise of the right to extend and on the date each extension is to commence, Tenant shall have the right to extend this Lease for one additional term of five (5) years ("Extension Term"). The Extension Term shall commence on the expiration date ("Expiration Date") of this Lease and shall extend for five years therefrom ("Extension Term Expiration Date").

b. Exercise Notice. If Tenant elects to extend the Lease for the Extension Term, Tenant shall give unequivocal written notice ("Exercise Notice") of its exercise to Landlord not less than one hundred twenty
(120) days prior to the Expiration Date.

c. Failure to Give Notice. Tenant's failure to give an Exercise Notice in a timely manner shall be deemed a waiver of Tenant's right to extend for the Extension Term.

d. Applicable Terms and Conditions. The terms, covenants and conditions applicable to the Extension Term shall be the same terms, covenants and conditions of this Lease except that:

(i) Extension. Tenant shall not be entitled to any further option to extend; and
(ii) Base Rent. The Base Rent for the Premises may be increased (but not decreased) as provided in this Section.

e. Determination of Base Rent During Extension Term.

(i) Landlord and Tenant shall have thirty (30) days after Landlord receives the Exercise Notice within which to agree on the Base Rent during the Extension Term, which shall be the prevailing fair market rental value of the Premises during the Extension Term, except that in no event shall the Base Rent for the Extension Term be less than the Base Rent last payable under this Lease during the Term. In determining the fair market rental value of the Premises during the Extension Term, consideration shall be given to the uses of the premises permitted under this Lease, the quality, size, design and location of the Premises, and the rental value of comparable, improved office space located in the downtown Santa Rosa area. If Landlord and Tenant agree on the Base Rent for the Extension Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the Base Rent.

(ii) Selection of Appraisers. If Landlord and Tenant are unable to agree on the Base Rent for the Extension Term within the thirty (30) day period, then within ten days after the expiration of the thirty (30) day period, Landlord and Tenant each, at its cost and by giving notice to the other, shall appoint a competent and disinterested real estate appraiser with at least five years' full-time commercial appraisal experience in the geographical area of the Building to appraise and set the Base Rent during the Extension Term. If either Landlord or Tenant does not appoint an appraiser within ten days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent during the Extension Term. If two appraisers are appointed by Landlord and Tenant as stated in this Section, they shall meet promptly and attempt to set the Base Rent for the Extension Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this Section within ten days after the last day the two appraisers are given to set the Base Rent. If they are unable to agree on a third appraiser, either Landlord or Tenant, by giving ten days' notice to the other, can apply to the then president of the real estate board of Sonoma County, or to the presiding Judge of the Superior Court of Sonoma County, for the selection of the third appraiser who meets the qualifications stated in this Section. Landlord and Tenant each shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

(iii) Value Determined by Three Appraisers. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the Extension Term. If a majority of the appraisers is unable to set the Base Rent within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals from each of the appraisers and the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the divergent appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Base Rent for the Premises during the Extension Term. If both the low and the high appraisal are disregarded, the middle appraisal shall be the Base Rent for the Premises during the Extension Term.

(iv) Notice to Landlord and Tenant.  After the Base Rent for the
Extension Term has been set, the appraisers shall immediately notify Landlord and Tenant, who shall immediately execute an amendment to this Lease stating the Base Rent.



TENANT:                            LANDLORD:

Sonoma National Bank                         James Ratto

______________________________________    ___________________________________
By:                                       By:

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By: